Calculation of Filing Fee Tables

Form S-1

(Form Type)

Brighthouse Life Insurance Company of NY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	457(o)	N/A	N/A	$3,330,935,000	N/A	$308,777.67	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	415(a)(6)	N/A	N/A	$169,065,000	N/A	N/A	Form S-3	333-229553	June 3, 2019	$20,490.68

			Total Offering Amounts			$3,500,000,000		$308,777.67

			Total Fees Previously Paid					$308,777.67

			Total Fee Offsets					$0

			Net Fee Due					$0